Exhibit 10.5
Offer Letter
Your employment

Claude Leonard Brown
You’ll be Chief Business Officer Your level is 21
You’ll report to Bill Ready, Chief Executive Officer
You’ll be employed by Pinterest, Inc. (“Pinterest” or the “Company”)
You’ll work out of our office in New York, NY and will need to travel for work regularly subject to the PinFlex requirements for your role and as otherwise needed.
Your ﬁrst day will be January 19, 2026

Obligations to Pinterest

●You agree to be physically present in your country of employment on your ﬁrst day of employment.
●You agree to devote your working hours and full-time efforts to Pinterest while you’re employed here.
●You agree to follow all of our policies and rules.
●You must tell us before your first day about any obligations or commitments that may be inconsistent with the duties we’ve outlined in this letter.
●You agree that you will not use or disclose any trade secrets, proprietary information or intellectual property that you or any other person or company have a right, title or interest to in connection with the work you do at Pinterest.
●You certify that you have returned any property or confidential information that belongs to your former employers.
●You certify that you aren’t violating the rights of anyone by accepting employment here at Pinterest.
Your compensation

Salary

Your starting gross annual base salary will be $650,000 USD, paid in accordance with our standard payroll procedures and subject to authorized deductions and required tax withholdings.

2026 Cash Incentive Bonus
In addition to your salary, you will be eligible to earn a cash incentive bonus for 2026 based upon the Company’s achievement of the 2026 bonus performance goals as established by the Compensation Committee of the Company’s Board of Directors (the “Committee”) in early 2026. Your target annual cash incentive bonus for 2026 will be equal to 100% of your annual base salary. Actual incentive payments will be paid in 2027 and will be based on actual performance for the 2026 year, as determined by the Committee, and your continuous service through the date such bonus payment is made by the Company, in its sole discretion.

Stock Grants
Subject to the approval of the Committee, we’ll grant you a number of Restricted Stock Units (“RSUs”) and Performance Shares (“PSUs”) as follows:
-New Hire RSU Grant - We’ll grant you a “New Hire Grant” of RSUs with an “Initial Value” of $28,762,500 USD. Your first vest will take place on March 20, 2026 and your Your RSUs will vest on each 3-month anniversary following this date (the “Vesting Dates”) such that $10,700,000 of the Initial Value will vest ratably over the Vesting Dates in 2026,
$9,052,500 of the Initial Value will vest ratably over Vesting Dates in 2027, and the remaining $9,010,000 of the Initial Value will vest ratably over the Vesting Dates in 2028, subject, in each case, to your continuous service through each such Vesting Date.

-Overlay RSU Grant - We’ll grant you an “Overlay Grant” of Overlay Grant RSUs with an “Initial Value” of $1,198,125 USD. The Overlay Grant RSUs will vest ratably over the first three (3) quarterly Vesting Dates of 2027, subject, in each case, to your continuous service through each such Vesting Date.

Bridge PSU Grant – We’ll grant you an award of Performance Shares (the “Bridge PSUs”) with a target amount of $1,597,500 USD, to be earned based on the Company’s satisfaction of specified performance metrics approved by the Committee (rTSR) over a 24-month performance period ending on December 31, 2027, with vesting to occur immediately upon the Committee’s certification of achievement of the performance metrics in early 2028 and the amount earned ranging from 0-200% of the target amount based on performance.

-New Hire PSU Grant – We’ll grant you an award of Performance Shares (the “New Hire PSUs”) with a target amount of $1,590,000 USD, to be earned based on the Company’s satisfaction of specified performance metrics approved by the Committee (rTSR) over a 36-month performance period ending on December 31, 2028, with vesting to occur immediately upon the Committee’s certification of achievement of the performance metrics in early 2029 and the amount earned ranging from 0-200% of the target amount based on performance.

The exact number of RSUs and PSUs to be granted to you will be determined at the time your grant is approved by the Committee, by dividing the Initial Value by a “Share Value.” The Share Value will be determined by the Committee, in its sole discretion, by reference to the average closing price of the Company’s Class A common stock over the final 60 trading days of the last quarter of 2025. For the avoidance of doubt, following the Committee’s determination of the number of RSUs and PSUs to be granted to you, there will be no correlation between the Initial Value and the value of the RSUs or PSUs (or of the shares subject to them), including on or after any Vesting Date (as defined below). Each RSU or PSU will entitle you to one share of Pinterest Class A common stock following the vesting of such RSU or PSU.
Your RSUs and PSUs will be subject to, and contingent upon your acceptance of, the terms and conditions of the Pinterest, Inc. 2019 Omnibus Incentive Plan, as well as the Restricted Stock Unit Grant Notice(s) and Restricted Stock Unit Agreement(s) associated with your RSUs, and the Performance Share Grant Notice(s) and Performance Share Grant Agreement(s)
associated with your PSUs.

Total Target Compensation
For purposes of this offer and for this role, your first‑year Total Target Compensation (“TTC”) is
$12,000,000 USD. This target amount is based on (i) your annual base salary, plus (ii) your 2026 target annual cash incentive bonus of 100% of your annual base salary (payable in early 2027), and (iii) the first‑year value of your New Hire Grant, which we define as $10,700,000 of the Initial Value of your total New Hire Grant; it does not include any one‑time or non‑recurring payments or benefits that may be outlined separately. This TTC figure is provided only as an illustrative reference point and does not constitute a guarantee of any compensation or valuation.

Over the course of your employment, you will be eligible to participate in the Company’s annual compensation process, subject to the terms of that process, including eligibility for additional discretionary compensation increases and ongoing equity grants.

Employee Beneﬁts

You’ll be eligible for time off and to participate in the employee benefit plans maintained by Pinterest, all subject to Pinterest’s standard policies.

At-Will Employment
You’ll be an “at-will” employee, which means that you or Pinterest can terminate your employment any time and for any reason, without cause or notice. This offer letter takes the place of anything you may have been told or agreed to already and is the full agreement between you and Pinterest on the “at-will” nature of your employment. The only way your “at-will” status can change is through a written agreement signed by you and an authorized officer of Pinterest.
Before You Start
CIIAA
You must sign and deliver a copy of the Conﬁdential Information and Invention Assignment Agreement (“CIIAA”) attached to this letter on or before your start date.

Right to Work
On your first day of work, you must provide us with evidence of your identity and eligibility for employment in the United States.

Background & Reference Checks
Your job offer is contingent upon clearance of background and reference checks.

Successors & Assignments

Pinterest’s successors may assume your employment and any related rights, so if someone else takes over all or most of Pinterest’s business and/or assets, your employment will apply to that entity the same way it would apply to Pinterest. You can’t transfer or reassign any of your rights and obligations related to your employment.
Miscellaneous stuff
Notice

You agree to keep us up to date on your mailing address. You will be deemed to receive communications delivered personally or addressed to your currently registered mailing address. Please address any correspondence with us to our official business address directed to the attention of Human Resources.

Post-Employment Non-Solicit Obligations
If you are employed outside of California and to the extent allowed under applicable law, during your employment with Pinterest and for a year after it ends, you won’t directly or indirectly encourage or solicit any Pinterest employees or consultants to leave Pinterest or any affiliated company.

Whole Agreement
This offer letter and the CIIAA attached to it represent the entire agreement between you and Pinterest regarding the subjects they cover. You acknowledge that you and Pinterest have no other agreements or understandings (oral or written, express or implied) regarding the subjects covered by this offer letter and the attached CIIAA, and you have not made or received any additional representations relating to these subjects. The terms of this offer letter and the attached CIIAA may only be modified by written agreement that you and an officer of Pinterest sign.

Choice of Law and Severability
This offer letter will be interpreted according to the laws of the state in which you’re employed, without giving effect to provisions governing the choice of law.
If any provision of this offer letter is made illegal by any present or future statute, law, ordinance or regulation, then that provision will be limited only to the minimum extent necessary to make the provision comply with the law. All the other terms and provisions in this offer letter will stay in effect.

Counterparts
This letter may be signed in two or more counterparts. Each of these will be considered an original, and together they will constitute a single document.

///
///
///

We’re all delighted to extend this offer to you, and we hope you’ll join us soon! If you’d like to accept, please sign and return this offer letter, along with a signed and dated original copy of the attached CIIAA, by December 26, 2025.

Sincerely,

/s/ Doniel Sutton
Doniel Sutton, Chief People Officer
Pinterest Inc.

Please sign below:

/s/ Claude Leonard Brown
Signature

December 25, 2025
Date

Conﬁdential Information and Invention Assignment Agreement
1.Relationship with Pinterest

This agreement applies to my employment relationship with Pinterest Inc., and any of its present or future subsidiaries, affiliates or successors (“Pinterest”).
For purposes of this agreement, my employment or consulting relationship with Pinterest – whether it started before, on, or after this agreement’s date – will be called the “Relationship.”

2.My Obligations to Pinterest

2.1.Protect Pinterest’s Conﬁdential Information
I’ll keep Conﬁdential Information confidential during and after the Relationship. I won’t use Conﬁdential Information except to do my job and for the benefit of Pinterest. I won’t share Conﬁdential Information with anyone outside the company or make copies of Conﬁdential Information unless I get written permission from Pinterest.

2.2.Protect Third-Party Conﬁdential Information
I won’t share or use any third party’s confidential or secret information shared with me during the Relationship unless they have expressly permitted me to do so.

2.3.Protect Pinterest’s Inventions
I’ll tell Pinterest about all Company Inventions, and hold them in trust for the sole benefit of Pinterest. Whether I tell Pinterest or not, I hereby assign to Pinterest or its designee all my rights, title and interest throughout the world to all Company Inventions and all Intellectual Property Rights therein.

I agree that all Company Inventions that are made by me (alone or with others) are “works made for hire” to the greatest extent permitted by law, and that I’ve been compensated for them by my salary. I waive all claims, present or future, for infringement of any Company Invention. Any assignment of Company Inventions includes all so-called “moral rights,” “artist’s rights,” “droit moral,” or similar rights and if those rights can’t be assigned under applicable law, I waive all those rights.

In Exhibit A, I’ve listed all Inventions that belong to me (alone or with others). I retain my rights in these listed Inventions, and I’m not assigning those rights to Pinterest. If no list is attached, that means I have no Inventions.

If I use or incorporate any Invention that belongs to me (alone or with others) in the course of my work at Pinterest, I’ll tell Pinterest first. Whether I tell Pinterest or not, I give Pinterest the right to use that Invention. Legally speaking, I grant Pinterest a non-exclusive, fully paid-up, royalty free, assumable, perpetual, worldwide license to freely use that Invention under all intellectual property laws around the world.
This license may be transferred or sublicensed by Pinterest at any time, without restriction.

If I believe that any Invention that I author, discover, develop, dream up, improve, or reduce to practice during this Relationship (alone or with others) is excluded by the provisions of Exhibit B, I’ll tell Pinterest promptly.

2.4.Protect Invention Records
I’ll keep and maintain good records of all Company Inventions I make (alone or with others) during the Relationship. These records will be the sole property of Pinterest. I won’t take these records from the workplace except where company policies allow, and I understand that Pinterest may revise these policies from time to time. At the end of the Relationship, I’ll give these records and any copies of them to Pinterest.
2.5.Inform Pinterest of New Inventions

During my employment by Company, I will promptly and fully disclose to Company in writing all Inventions that I author, conceive, or reduce to practice, either alone or jointly with others.

2.6.Assist Pinterest in Securing its Intellectual Property Rights

I’ll help Pinterest or its designees secure and maintain all available rights in Company Inventions, including Intellectual Property Rights or any other possible rights, in all countries around the world. If asked, I’ll provide all information and sign all documents necessary to submit applications, specifications, assignments, recordations, oaths or anything else that will help Pinterest secure or maintain legal rights in Company Inventions. If asked to do so, I’ll waive, assign, or convey any rights or interests I might have in Company Inventions. This obligation will continue after the Relationship ends.

In order to help Pinterest secure and maintain legal rights in Company Inventions, I designate Pinterest and its officers as my agent and attorney-in-fact, authorized to act on my behalf and to execute and file any documents needed to secure or maintain any rights in Company Inventions anywhere in the world. This power of attorney is coupled with an interest and won’t be affected by my subsequent incapacity.

2.7.Protect Pinterest’s Rights After Employment Ends
Upon the termination of my employment, I’ll sign a “Termination Certification” drafted by Pinterest which will include, but not be limited to, the following promises:
▪That I have returned all documents and materials to Pinterest
▪That I have fully complied with the Conﬁdential Information and Invention Assignment Agreement
▪That I will continue to comply with the Conﬁdential Information and Invention Assignment Agreement to the extent its terms still apply to me
▪That I won’t use Conﬁdential Information to harm Pinterest’s interests

Even if I don’t sign the Termination Certification, I’m still bound by the terms of this agreement.

2.8.Protect Pinterest’s Employee & Consultant Relationships
In addition to any post employment non-solicit obligations outlined in my Offer Letter, I won’t, at any time during my employment, directly or indirectly encourage or solicit any Pinterest employees or consultants to leave Pinterest.

I won’t, at any time, use Conﬁdential Information to deter Pinterest’s clients or customers from doing business with Pinterest, or encourage them to do business with any company that competes directly or indirectly with Pinterest. I also won’t use Pinterest Conﬁdential information to directly or indirectly encourage or solicit any Pinterest employees or consultants to leave Pinterest or any affiliated company. Nor will I use Conﬁdential Information in any other way that’s contrary to the interests of Pinterest.

2.9.Cooperate with Pinterest to Protect Its Interests
If Pinterest asks, and I can truthfully do so, I’ll execute any oath, or verify any document required to carry out the terms of this agreement during the Relationship or after.
In signing this agreement, I’m not violating any agreements with, or promises to, any other person or company, and I won’t enter into any written or verbal agreement that conflicts with this one.
I’ll honor all agreements and confidentiality obligations I have to any other party, and promise not to disclose to Pinterest any Inventions or Conﬁdential Information belonging to anyone else. I do not have any agreements with current or past employers or other parties that might restrict my ability to accept this job, engage Pinterest’s customers or service providers, or perform my duties at and obligations to Pinterest.
I’m not performing any services for any business (or proposed business) whose products or services might compete with Pinterest’s products or services, or any new products or services that Pinterest develops during the Relationship, nor do I intend to do so. If I want to do so in the future while employed with Pinterest, I’ll tell Pinterest in writing, identify the organization I want to work for, and provide Pinterest with all of the information it needs to determine if that work would conflict with the interests of Pinterest.
2.10.Protect Pinterest Equipment & Documents
When my Relationship with Pinterest ends, I’ll return all equipment Pinterest has provided. I’ll also return all documents, information and other materials that belong to Pinterest, and won’t keep (or recreate) any copies.
3.Definitions

3.1.Conﬁdential Information
“Conﬁdential Information” is any information or material that people outside of Pinterest don’t generally know about or have access to, as well as any information or material that third parties give to Pinterest in confidence. Conﬁdential Information includes Company Inventions (defined below), business or financial information, knowledge, plans, forecasts, or anything else a reasonable person would understand to be confidential to Pinterest.

Conﬁdential Information doesn’t include information that becomes generally known or available to the public, so long as it doesn’t become known or available to the public because of anything I did, or anything I was supposed to do but didn’t do.

3.2.Inventions
“Inventions” means any discoveries, developments, concepts, designs, ideas, data, know how, improvements, inventions, trade secrets, or original works of authorship, regardless of whether these things are patentable, copyrightable or otherwise legally protectable, and all Intellectual Property Rights (as defined in section 3.4 below) in all of the foregoing. This includes products, designs, systems, methods, processes, configurations, and many other things.

3.3.Company Inventions
“Company Inventions” means any Invention that I author, discover, develop, dream up, improve, reduce to practice, or learn or set out during this Relationship (alone or with others), unless that Invention is excluded under the applicable state law (which I can reference in Exhibit B).

3.4.Intellectual Property Rights
“Intellectual Property Rights” means all past, present and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: trade secrets, Copyrights, trademark and trade name rights, mask work rights, patents and industrial property, and all proprietary rights in technology or works of authorship (including, in each case, any application for any such rights, all rights to priority, and any rights to apply for any such rights, as well as all rights to pursue remedies for infringement or violation of any such rights). I understand that “Copyright” means the exclusive legal right to reproduce, perform, display, distribute and make derivative works of a work of authorship (for example, a literary, musical, or artistic work) recognized by the laws of any jurisdiction in the world.

4.General Provisions

4.1.Governing Law
This agreement will be interpreted according to the laws of the State of California, without giving effect to the principles of conflict of laws.
4.2.Entire Agreement
My offer letter and this agreement contain the entire understanding and agreement between me and Pinterest, regardless of any previous discussions we may have had. This agreement will apply regardless of any changes in my duties or compensation, and the terms of the agreement can’t be changed unless the changes are made in a written agreement that an officer of Pinterest and I both sign.

I understand that Pinterest can’t waive any of the rights, or give any of the permissions discussed in this agreement, unless it does so in writing through an authorized officer of the company.
4.3.Severability
If any part of this agreement is found to be void or unenforceable, that part will remain enforceable to the maximum extent allowed by law, and the rest of the agreement won’t be affected. Pinterest and I have attempted to limit my right to use, keep and share Pinterest’s Conﬁdential Information and to limit my right to solicit employees and customers only to the extent necessary to protect Pinterest from unfair competition. If a court decides that these restrictions are too broad, Pinterest and I want the court to rework, modify and enforce the restrictions in such a way as to allow them legally in light of the circumstances at that time.
4.4.Successors and Assigns
My heirs, executors, administrators and legal representatives, and my successors and assigns are also bound by this agreement. This agreement is for the benefit of Pinterest and its successors and assigns.
4.5.Remedies
I recognize that violating this agreement could cause Pinterest irreparable harm. I therefore agree that Pinterest is entitled to seek extraordinary relief in court, for any violation of this agreement, including temporary restraining orders, and preliminary and permanent injunctions without the necessity of posting a bond or other security, in addition to any other remedies Pinterest might have. If a bond or security is required, I agree that a $1000 bond is adequate.

4.6.Privacy at Pinterest
I understand I have no expectation of privacy when it comes to Pinterest’s communication or information systems (including files, emails and voicemails), and Pinterest may monitor my use of these systems at any time without notice.

I understand that Pinterest may inspect any of its property at the workplace, including equipment, physical and electronic storage, and work spaces, among other things, at any time without notice.

4.7.Notice to Third Parties
Pinterest may tell third parties that I agreed to this Conﬁdential Information Agreement and Invention Assignment Agreement, both during and after our Relationship.
4.8.Preservation of Other Rights
This agreement supplements, but doesn’t supersede, any rights that Pinterest has to protect trade secrets or any other confidential or proprietary information.

4.9.At-Will Relationship
I understand I’m an “at-will” employee. I or Pinterest may terminate the employment relationship, at any time, without cause or notice, without any further obligations, other than the parts of this agreement that continue in effect after the Relationship.
4.10.Advice of Counsel
I acknowledge that I’ve had the opportunity to get advice about this agreement from independent legal counsel. I’ve read and I understand all parts of this agreement, and agree the agreement won’t be construed against either party by reason of drafting or preparation.
4.11.Defend Trade Secrets Act of 2016; Whistleblower Matters

Pursuant to 18 USC Section 1833(b), I understand that I will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If I file a lawsuit for retaliation by Pinterest for reporting a suspected violation of law, I may disclose Pinterest’s trade secrets to my attorney and use the trade secret information in the court proceeding if I: (i) file any document containing the trade secret under seal, and (ii) do not disclose the trade secret, except pursuant to court order. In addition, nothing herein is intended to prohibit me (with or without notice to Pinterest) from reporting violations of federal or state laws or regulations to a relevant government agency or from making disclosures that are protected under federal and state whistleblower laws and regulations. Further, nothing herein prevents me from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful.
4.12.Voluntary Execution
I’ve read and understand all provisions of this agreement. I accept them voluntarily and promise to comply with all of them.
The parties executed this agreement on the dates specified below to be effective on the date of signature below.

Sincerely,

/s/ Doniel Sutton
Doniel Sutton, Chief People Officer
Pinterest Inc.

Please sign below:

/s/ Claude Leonard Brown
Signature

December 25, 2025
Date

Exhibit A
A list of inventions and original works of authorship excluded under Section 3(a).

By signing below, you acknowledge that you listed all inventions or original works or you do not have any to report.

Title	Identifying # or description	Date

Signed by:

/s/ Claude Leonard Brown
Claude Leonard Brown

December 25, 2025
Date

Exhibit B
Section 2870 of the California Labor Code says:
(a)Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)Result from any work performed by the employee for the employer.
To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

Mutual Arbitration Agreement
Pinterest, Inc. (“Pinterest”) and Employee or you (collectively “the parties”), agree to arbitrate any and all claims or disputes relating to or arising from your employment with Pinterest and/or tvScientific, Inc., including claims by Pinterest and/or tvScientific, Inc., claims against Pinterest, and claims against any parent, affiliate, subsidiary, successor or predecessor of Pinterest (including tvScientific, Inc.), and each of the Pinterest’s and these entities’ respective officers, directors, agents and employees. To the fullest extent permitted by law, this includes, but is not limited to, claims of discrimination, harassment, retaliation, wrongful termination and unfair competition, wage and hour claims, equity claims, tort claims, contract claims, common law claims, claims for penalties and claims based upon any federal, state or local ordinance, statute, regulation or constitutional provision.

The parties agree that nothing in this arbitration agreement is intended to prevent either party from seeking and obtaining temporary or preliminary injunctive relief in court to prevent irreparable harm to their confidential information or trade secrets pending the conclusion of any arbitration.

This arbitration agreement does not apply to claims for workers’ compensation benefits, unemployment insurance benefits, or state or federal disability insurance, claims that are subject to the exclusive jurisdiction of the National Labor Relations Board, or any other claims that have been expressly excluded from mandatory arbitration by the Federal Arbitration Act or a governing law not preempted by the Federal Arbitration Act. If either party brings both arbitrable and non-arbitrable claims in the same action or related actions, both agree that the non-arbitrable claims shall be stayed until the conclusion of the arbitration, to the fullest extent permitted by law.This arbitration agreement does not restrict you from communicating with, filing an administrative charge or claim with, or providing testimony to any governmental entity about any actual or potential violation of law or obtaining relief through a government agency process, where required by law.

The parties agree that claims will be resolved on an individual basis only, and not on a class, collective, or representative basis on behalf of other employees to the fullest extent permitted by applicable law (“Class Waiver”). All individual claims covered by this arbitration agreement will proceed in arbitration. Any claim that all or part of the Class Waiver is invalid, unenforceable, unconscionable, void or voidable may be determined only by a court. In no case may class, collective or representative claims proceed in arbitration on behalf of other employees.

The parties agree that the arbitration will be conducted by a single neutral arbitrator through JAMS in accordance with JAMS Employment Arbitration Rules and Procedures (available at www.jamsadr.com/rules-employment-arbitration or contact HR for a copy). To initiate an arbitration, Pinterest or you must submit a demand for arbitration to JAMS. Except as to the Class Waiver and as otherwise required by law, the arbitrator will determine arbitrability, including disputes about the formation, scope, applicability, enforceability or validity of the arbitration agreement. Pinterest will bear all JAMS arbitration fees and administrative costs in excess of the amount of administrative fees and costs that you otherwise would have been required to pay if the claims were litigated in court. The arbitrator will apply the applicable substantive law in deciding the claims at issue. Claims will be governed by their applicable statute of limitations and failure to demand arbitration within the prescribed time period will bar the claims as provided by law. Either party will have the right to file a motion to dismiss and/or a motion for summary judgment, which the arbitrator will have the authority and obligation to decide by application of the Federal Rules of Civil Procedure governing such motions. The parties further agree that either party has the right to serve the equivalent of an offer of judgment under Federal Rule of Civil Procedure 68, and if the judgment that the other party finally obtains in arbitration is not more favorable than the unaccepted offer, then the other party will pay the attorney’s fees and costs incurred after the offer was made to the same extent that if the case were filed in Court. The parties understand and agree that the decision of the arbitrator will be final and binding upon the parties, subject to review on the grounds set forth in the Federal Arbitration Act. No arbitration decision will have any preclusive effect as to issues or claims in any dispute with anyone who is not a named party to the arbitration.

The parties understand and agree that the arbitration of claims subject to this arbitration agreement will be instead of a trial before a court or jury. The parties further understand and agree that, by entering into this arbitration agreement, they are expressly waiving any and all rights to a trial before a court or jury regarding any claims that they now have or which they may have in the future that are subject to arbitration under this arbitration agreement.

This arbitration agreement is enforceable under and governed by the Federal Arbitration Act. In the event that any portion of this arbitration agreement is held to be invalid or unenforceable, any such provision will be severed, and the remainder of this arbitration agreement will be given full force and effect. Pinterest and you understand and agree that this arbitration agreement contains the complete agreement between the parties regarding the subject matter herein and that it supersedes any and all prior representations and agreements between the parties, whether written or oral, on this subject matter. The provisions of this arbitration agreement will survive termination of your employment with the Company.

//

//

//

By signing below, I acknowledge receipt of the Mutual Arbitration Agreement, I understand that I may opt out of this Mutual Arbitration Agreement, and to do so, I must send a written request to peoplecare@pinterest stating my intent to opt out of arbitration within 30 days of receipt of this Agreement. I further understand that if I do not opt out as outlined above, I am bound by this Mutual Arbitration Agreement and am WAIVING ANY RIGHT TO HAVE A TRIAL BEFORE A COURT OR JURY OF ANY AND ALL CLAIMS SUBJECT TO ARBITRATION UNDER THIS ARBITRATION
AGREEMENT. I further understand that by continuing to work for and receive benefits from Pinterest, I will be deemed to have accepted and agreed to be bound by the Mutual Arbitration Agreement.

Signed by:

/s/ Claude Leonard Brown
Claude Leonard Brown

December 25, 2025
Date